Exhibit 99.1



                       MMC REPORTS SECOND QUARTER RESULTS

                 Revenues and Earnings Per Share Rise 10 Percent

                          Marsh Delivers Strong Results


NEW YORK, NEW YORK, July 22, 2003--Marsh & McLennan Companies, Inc. (MMC) today reported financial results for the quarter and six months ended June 30, 2003. Consolidated revenues for the quarter increased 10 percent to $2.9 billion from $2.6 billion in the second quarter of 2002. Net income grew to $365 million from $336 million and earnings per share rose 10 percent to $.66 from $.60. For the six months, consolidated revenues rose to $5.7 billion from $5.2 billion. Net income grew to $808 million from $754 million and earnings per share increased 11 percent to $1.47 from $1.33.

Jeffrey W. Greenberg, chairman, said: "MMC's results continue to reflect the strengths of the company. Marsh was the biggest contributor to our growth in the quarter, once again generating strong revenues and increased profitability. Putnam's average assets under management increased during the quarter. Mercer's consulting business showed gains, reflecting careful expense management."

Risk and insurance services revenues in the second quarter rose 17 percent to $1.7 billion. On a constant currency basis, revenues grew 14 percent. Operating income increased 23 percent to

$403 million and margins expanded to 24 percent from 22.9 percent. Marsh's expertise in analyzing and transferring risk, its ability to create global risk management programs, and its knowledge and relationships with global markets will continue to be of great value to clients. Risk management and insurance broking revenues grew 17 percent, reinsurance broking and services grew 27 percent, and related insurance services increased 8 percent. On a constant currency basis, these revenues grew 13 percent, 24 percent, and 7 percent, respectively.

Putnam's revenues in the second quarter were $495 million, 15 percent lower than the prior year, and operating income declined to $125 million from $169 million. Putnam's operating environment, however, has improved recently. Assets under management of $267 billion on June 30, 2003 were 11 percent higher than the $241 billion on March 31, 2003. Average assets under management during the second quarter were $260 billion, 14 percent below the $301 billion in the second quarter of 2002, but 7 percent higher than the $244 billion in the first quarter of 2003. Mutual fund sales continued at the same pace and redemptions slowed. Institutional assets ended the quarter at $96 billion, an increase of 12 percent during the second quarter and 3 percent from the end of the second quarter last year. International flows have been strong this year. International assets ended the quarter at $37 billion, an increase from $33 billion at the end of the first quarter of 2003 and up 23 percent over last year.

Mercer's revenues in the second quarter increased 16 percent to $690 million and operating income rose 10 percent to $99 million. The retirement services and health care and group benefits practices, which represent two thirds of Mercer's revenues, continued to show growth. Second quarter results also reflect the acquisition of Oliver, Wyman & Company, which is included in the management consulting practice. On a constant currency basis, which also excludes acquisitions, Mercer's revenues grew 2 percent.

In the first half of the year, MMC paid $301 million in dividends to shareholders and increased its quarterly dividend 11 percent to $.31, effective in the third quarter. MMC also repurchased 3.7 million shares of common stock in the second quarter, bringing its total repurchases for the year to 11.5 million shares for $503 million.

MMC is a global professional services firm with annual revenues exceeding $10 billion. It is the parent company of Marsh Inc., the world's leading risk and insurance services firm; Putnam Investments, one of the largest investment management companies in the United States; and Mercer Inc., a major global provider of consulting services. Approximately 60,000 employees provide analysis, advice and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning revenues, expenses, earnings, cash flow, capital structure, pension funding, financial losses and expected insurance recoveries resulting from the September 11, 2001 attack on the World Trade Center in New York City, as well as market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, contingencies and matters relating to MMC's operations and income taxes. Such forward-looking statements are based on available current market and industry materials, experts' reports and opinions and long-term trends, as well as management's expectations concerning future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements contained herein include, in the case of MMC's risk and insurance services and consulting businesses, the amount of actual insurance recoveries and financial losses from the September 11 attack on the World Trade Center, or other adverse consequences from that incident. Other factors that should be considered in the case of MMC's risk and insurance services business are changes in competitive conditions, movements in premium rate levels, the continuation of difficult conditions for the transfer of commercial risk and other changes in the global property and casualty insurance markets, the impact of terrorist attacks, natural catastrophes, mergers between client organizations, and insurance or reinsurance company insolvencies. Factors to be considered in the case of MMC's investment management business include changes in worldwide and national equity and fixed income markets, actual and relative investment performance, the level of sales and redemptions, and the ability to maintain investment management and administrative fees at appropriate levels; and with respect to all of MMC's activities, changes in general worldwide and national economic conditions, changes in the value of investments made in individual companies and investment funds, fluctuations in foreign currencies, actions of competitors or regulators, changes in interest rates or in the ability to access financial markets, developments relating to claims, lawsuits and contingencies, prospective and retrospective changes in the tax or accounting treatment of MMC's operations, and the impact of tax and other legislation and regulation in the jurisdictions in which MMC operates.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. Please refer to Marsh & McLennan Companies' 2002 Annual Report on Form 10-K for "Information Concerning Forward-Looking Statements," its reports on Form 8-K, and quarterly reports on Form 10-Q.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results, and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month, except at the end of March, June, September, and December, when such information will be released with MMC's quarterly earnings announcement. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.




                                                   Marsh & McLennan Companies, Inc.
                                                  Consolidated Statements of Income
                                                (In millions, except per share figures)
                                                              (Unaudited)



                                                                            Three Months Ended               Six Months Ended
                                                                                 June 30,                        June 30,
                                                                           --------------------            --------------------
                                                                             2003        2002                2003        2002
                                                                           --------    --------            --------    --------

Revenue:
Risk and Insurance Services                                               $ 1,680     $ 1,436             $ 3,453     $ 2,912
Investment Management                                                         495         581                 940       1,175
Consulting                                                                    690         595               1,324       1,160
                                                                            -----       -----               -----       -----
  Total Revenue                                                             2,865       2,612               5,717       5,247
                                                                            -----       -----               -----       -----

Expense:
Compensation and Benefits                                                   1,475       1,281               2,853       2,530
Other Operating Expenses                                                      791         766               1,548       1,465
                                                                            -----       -----               -----       -----
  Total Expense                                                             2,266       2,047               4,401       3,995
                                                                            -----       -----               -----       -----

Operating Income                                                              599         565               1,316       1,252

Interest Income                                                                 7           4                  13           9


Interest Expense                                                              (46)        (38)                (89)        (75)
                                                                            -----       -----               -----       -----

Income Before Income Taxes and Minority Interest Expense                      560         531               1,240       1,186

Income Taxes                                                                  189         189                 421         421

Minority Interest Expense, Net of Tax                                           6           6                  11          11
                                                                            -----       -----               -----       -----

Net Income                                                                  $ 365       $ 336               $ 808       $ 754
                                                                            =====       =====               =====       =====

Basic Net Income Per Share                                                  $0.68       $0.62               $1.51       $1.38
                                                                            =====       =====               =====       =====

Diluted Net Income Per Share                                                $0.66       $0.60               $1.47       $1.33
                                                                            =====       =====               =====       =====

Average Number of
  Shares Outstanding - Basic                                                  534         545                 535         546
                                                                              ===         ===                 ===         ===

Average Number of
  Shares Outstanding - Diluted                                                552         562                 550         565
                                                                              ===         ===                 ===         ===


                                                                                                                    Page 1 of 5

                                                               5




                                                   Marsh & McLennan Companies, Inc.
                                              Supplemental Information - Revenue Analysis
                                                            Second Quarter
                                                       (In millions) (Unaudited)



                                                           Three Months Ended              % Change                 Currency/
                                                                                  ---------------------------
                                                                June 30,             GAAP          Constant       Acquisitions
                                                          --------------------
                                                            2003        2002        Revenue        Currency          Impact
                                                          --------    --------    -----------    ------------    --------------
Risk and Insurance Services
Risk Management and Insurance Broking                     $1,270      $1,082          17%             13%              4%
Reinsurance Broking and Services                             189         149          27%             24%              3%
Related Insurance Services                                   221         205           8%              7%              1%
                                                           -----       -----
  Total Risk and Insurance Services                        1,680       1,436          17%             14%              3%
                                                           -----       -----

Investment Management                                        495         581         (15)%           (15)%             -
                                                           -----       -----

Consulting
Retirement Services                                          312         279          12%              3%              9%
Health Care and Group Benefits                               103          92          12%              6%              6%
Human Capital                                                 89          85           5%              2%              3%
Management and Organizational Change                         117          71          65%             (1)%            66%
Economic                                                      34          32           6%             (1)%             7%
                                                           -----       -----
                                                             655         559          17%              2%             15%
Reimbursed Expenses                                           35          36          (3)%            (3)%             -
                                                           -----       -----
  Total Consulting                                           690         595          16%              2%             14%
                                                           -----       -----
  Total Revenue                                           $2,865      $2,612          10%              5%              5%
                                                          ======      ======

Investment Income/(Loss) Included Above                   $   25      $    5





Constant currency measures the change in revenue using consistent currency exchange rates, before the impact of acquisitions and dispositions.

Related insurance services includes U.S. affinity, claims management, underwriting management and MMC Capital businesses.

Related insurance services revenue reflects strong growth in claims management and underwriting management, partially offset by declines in U.S. affinity business and MMC Capital.

Interest income on fiduciary funds amounted to $30 million and $61 million for the three months and six months ended June 30, 2003, respectively, compared with $29 million and $56 million for the same periods of 2002.

Investment income/(loss) includes realized and unrealized gains and losses from investments recognized in the income statement, as well as other than temporary declines in the value of available for sale securities. MMC's investments may include seed shares for mutual funds, direct investments in insurance, consulting or investment management companies and investments in private equity funds.

                                                                                                                    Page 2 of 5

                                                               6



                                                   Marsh & McLennan Companies, Inc.
                                              Supplemental Information - Revenue Analysis
                                                             Year-to-Date
                                                       (In millions) (Unaudited)



                                                            Six Months Ended               % Change                 Currency/
                                                                                  ---------------------------
                                                                June 30,             GAAP          Constant       Acquisitions
                                                          --------------------
                                                            2003        2002        Revenue        Currency          Impact
                                                          --------    --------    -----------    ------------    --------------
Risk and Insurance Services
Risk Management and Insurance Broking                     $2,593      $2,158          20%             15%             5%
Reinsurance Broking and Services                             423         334          27%             23%             4%
Related Insurance Services                                   437         420           4%              4%             -
                                                           -----       -----
  Total Risk and Insurance Services                        3,453       2,912          19%             15%             4%
                                                           -----       -----

Investment Management                                        940       1,175         (20)%           (20)%            -
                                                           -----       -----

Consulting
Retirement Services                                          612         549          11%              3%             8%
Health Care and Group Benefits                               201         176          14%              9%             5%
Human Capital                                                175         163           7%              3%             4%
Management and Organizational Change                         198         139          42%             (3)%           45%
Economic                                                      71          65           9%              5%             4%
                                                           -----       -----
                                                           1,257       1,092          15%              3%            12%
Reimbursed Expenses                                           67          68          (1)%            (1)%            -
                                                           -----       -----
  Total Consulting                                         1,324       1,160          14%              3%            11%
                                                           -----       -----

  Total Revenue                                           $5,717      $5,247           9%              4%             5%
                                                          ======      ======

Investment Income/(Loss) Included Above                   $   36      $   37














                                                                                                                    Page 3 of 5

                                                               7





                                                   Marsh & McLennan Companies, Inc.
                                                       Supplemental Information
                                                       (In millions) (Unaudited)



                                                                            Three Months Ended               Six Months Ended
                                                                                 June 30,                        June 30,
                                                                           --------------------            --------------------
                                                                             2003        2002                2003        2002
                                                                           --------    --------            --------    --------

Operating Income Including Minority Interest Expense:
Risk and Insurance Services                                                 $ 403       $ 329               $ 963       $ 791
Investment Management                                                         125         169                 228         344
Consulting                                                                     99          90                 182         164
Corporate                                                                     (34)        (29)                (68)        (58)
                                                                            -----       -----               -----       -----
                                                                              593         559               1,305       1,241
                                                                            -----       -----               -----       -----

Minority Interest Expense, Net of Tax, Included Above:
Risk and Insurance Services                                                     3           2                   6           3
Investment Management                                                           3           4                   5           8
                                                                            -----       -----               -----       -----
                                                                                6           6                  11          11
                                                                            -----       -----               -----       -----

Operating Income                                                            $ 599       $ 565              $1,316      $1,252
                                                                            =====       =====              ======      ======

Segment Operating Margins:
Risk and Insurance Services                                                  24.0%       22.9%               27.9%       27.2%
Investment Management                                                        25.3%       29.1%               24.3%       29.3%
Consulting                                                                   14.3%       15.1%               13.7%       14.1%

Consolidated Operating Margin                                                20.9%       21.6%               23.0%       23.9%
Pretax Margin                                                                19.5%       20.3%               21.7%       22.6%
Effective Tax Rate                                                           34.0%       35.5%               34.0%       35.5%


Shares Outstanding at End of Period                                           534         539


Potential Minority Interest Associated with the Putnam
  Equity Partnership Plan Net of Dividend Equivalent
  Expense Related to MMC Common Stock Equivalents                           $   -       $   -              $    -      $    1




MMC's consolidated effective tax rate was 35% for the year ended December 31, 2002.  As a result of the geographic mix of
MMC's businesses, the effective tax rate in 2003 should approximate 34%.


                                                                                                                    Page 4 of 5

                                                               8



                                                   Marsh & McLennan Companies, Inc.
                                       Supplemental Information - Putnam Assets Under Management
                                                       (In billions) (Unaudited)



                                                       June 30,         March 31,         Dec. 31,        Sept. 30,       June 30,
                                                         2003             2003              2002            2002            2002
                                                     ------------     -------------     ------------    ------------    ------------

Mutual Funds:
Growth Equity                                            $ 48            $  43             $  45            $ 45            $ 58
Value Equity                                               42               36                40              38              49
Blend Equity                                               35               30                33              32              40
Fixed Income                                               46               46                46              46              44
                                                         ----             ----              ----            ----            ----
   Total Mutual Fund Assets                               171              155               164             161             191
                                                         ----             ----              ----            ----             ---

Institutional:
Equity                                                     72               64                66              59              74
Fixed Income                                               24               22                21              18              19
                                                         ----             ----              ----            ----            ----
   Total Institutional Assets                              96               86                87              77              93
                                                         ----             ----              ----            ----            ----
Total Ending Assets                                      $267             $241              $251            $238            $284
                                                         ====             ====              ====            ====            ====

Assets from Non-US Investors                             $ 37             $ 33              $ 33            $ 27            $ 30
                                                         ====             ====              ====            ====            ====

Average Assets Under Management:
   Quarter-to-Date                                       $260             $244              $249            $257            $301
                                                         ====             ====              ====            ====            ====
   Year-to-Date                                          $252             $244              $279            $289            $305
                                                         ====             ====              ====            ====            ====

Net New Sales/(Redemptions) including
 Dividends Reinvested:
   Quarter-to-Date                                      $(3.0)           $(1.3)            $ 0.4           $(7.1)          $(3.2)
                                                        =====            =====             =====           =====           =====
   Year-to-Date                                         $(4.3)           $(1.3)           $(10.3)         $(10.7)          $(3.6)
                                                        =====            =====            ======          ======           =====











Categories of mutual fund assets reflect style designations aligned with Putnam's various prospectuses.  All quarter-end assets conform with the current investment mandate for each product.


                                                                                                                    Page 5 of 5

                                                               9